UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2022

FIRST FOUNDATION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36461	20-8639702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Crescent Court, Suite 1400
Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(469) 638-9636

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FFWM	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 19, 2022, First Foundation Bank (the “Bank”), a wholly-owned subsidiary of First Foundation Inc. (the “Company”), entered into an Employment Agreement (the “Employment Agreement”) with Amy Djou. Ms. Djou has served as Chief Accounting Officer of the Bank since March 2021 and as Interim Chief Financial Officer of the Company and the Bank since November 18, 2022. The term of the Employment Agreement commenced on December 19, 2022 and will end on December 31, 2024.

The Employment Agreement provides that Ms. Djou will continue to serve as Executive Vice President and Chief Accounting Officer of the Bank and as Interim Chief Financial Officer of the Company and the Bank until a permanent replacement is selected. During the period that Ms. Djou serves as the Interim Chief Financial Officer (the “Interim Period”), she will receive an annual salary of $350,000, subject to annual review. After the Interim Period, her annual salary will revert to $265,000, subject to annual review. Under the terms of the Employment Agreement, if Ms. Djou’s employment is terminated without cause or she terminates her employment for good reason (as “cause” and “good reason” are defined the Employment Agreement), she will be entitled to a lump sum payment equal to 12 months of her annual base salary. In the event of her death, her beneficiaries will be paid an amount equal to her annual base salary. If her employment is terminated for cause or due to the expiration of the term of her Employment Agreement, she will not be entitled to any severance compensation. She will continue to be eligible to participate in the Bank’s executive incentive compensation program as well as the other benefit programs available to executive employees generally. Ms. Djou’s return to her role as Chief Accounting Officer with its corresponding compensation following the Interim Period will not constitute “good reason” under the Employment Agreement or the Change in Control Severance Compensation Agreement, dated November 14, 2022, by and between the Company and Ms. Djou.

The foregoing description of Ms. Djou’s Employment Agreement is not intended to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated December19, 2022, by and between First Foundation Bank and Amy Djou
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FOUNDATION INC.

Date: December 22, 2022	By:	/s/ SCOTT F. KAVANAUGH
Scott F. Kavanaugh
President and Chief Executive Officer